UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2020

Riverview Financial Corporation

(Exact name of the registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Regulation FD Disclosure.

On April 15, 2020, Riverview Financial Corporation (the “Corporation”) effected the conversion of 1,348,809 shares of its outstanding, non-voting common stock, constituting all of the non-voting common stock outstanding as of that date, into an identical number of shares of voting common stock (the “Conversion”). The Conversion was effected at the request of the holder of the non-voting stock in accordance with the terms of the non-voting common stock and the Stock Purchase Agreement, dated January 17, 2017 (the “Purchase Agreement”), pursuant to which the non-voting common stock was acquired. The Conversion does not change the total number of shares of the Corporation’s stock that is outstanding.

The purchasers of shares pursuant to the Purchase Agreement also entered into a registration rights agreement with the Corporation under which the Corporation agreed to register the shares sold under the Purchase Agreement in certain circumstances. As a result, the Company will promptly register all shares that were issued under the Purchase Agreement pursuant to its Form S-3 shelf registration statement, filed with the SEC on April 23, 2019.

The Purchase Agreement and the registration rights agreement were filed as exhibits to the Corporation’s Form 8-K, filed January 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION

Dated: April 16, 2020	By	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer